Exhibit 99.1

Gran Tierra Energy Inc. Announces Pricing of $300 Million 7.750% Senior Notes Offering

CALGARY, ALBERTA, May 20, 2019, Gran Tierra Energy Inc. (“Gran Tierra”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced that it has priced its offering of $300 million aggregate principal amount of 7.750% Senior Notes due 2027 (the “Notes”) in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act and pursuant to certain prospectus exemptions in Canada.

The Notes will be fully and unconditionally guaranteed by certain subsidiaries of Gran Tierra that guarantee its revolving credit facility. The Notes will pay interest semi-annually at a rate of 7.750% per annum, and will mature on May 23, 2027, unless earlier redeemed or repurchased in accordance with their terms. Gran Tierra expects to close the offering on May 23, 2019, subject to the satisfaction of customary closing conditions. Gran Tierra expects to receive net proceeds, after initial purchasers’ discounts and commissions and estimated fees and offering expenses, of approximately $289.2 million. Gran Tierra intends to use the net proceeds from the offering (i) to repay the outstanding amounts borrowed under the senior secured revolving credit facility, (ii) capital expenditures and (iii) for general corporate purposes, which may include additional capital to appraise and develop exploration discoveries, repayment of other indebtedness, working capital and/or acquisitions.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The Notes have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The offering is being made exclusively to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act and pursuant to certain prospectus exemptions in Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to Gran Tierra’s expectations regarding the completion, timing of the proposed offering and use of proceeds. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will,” “intends” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Gran Tierra’s results to differ materially from those indicated by these forward-looking statements, including risks and uncertainties related to market conditions, the receipt of all necessary regulatory and exchange approvals and the satisfaction of customary closing conditions related to the proposed offering. There can be no assurance that Gran Tierra will be able to complete the proposed offering on the anticipated terms, or at all. Additional risks and uncertainties relating to Gran Tierra and its business can be found under the heading “Risk Factors” in Gran Tierra’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018, as amended, and its other filings with the Securities and Exchange Commission. Unless required by applicable law, Gran Tierra undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

For investor and media inquiries please contact:

Gary Guidry

Chief Executive Officer

Ryan Ellson

Chief Financial Officer

Rodger Trimble

Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com